UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2011

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) In 2009, the Board of Directors of Fifth Third Bancorp amended the compensation of its senior executive officers in order to comply with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury. The TARP Standards for Compensation prohibited the payment or accrual of bonuses (including equity-based incentive compensation except for restricted stock in an amount no more that  1/3 of total compensation) to the “senior executive officers” shown in Fifth Third’s proxy statement and its next 20 most highly compensated employees. The Board also approved salary adjustments for certain senior executive officers to be paid in the form of cash and phantom stock units and equity grants of restricted stock of no more than  1/3 of total compensation.

As previously reported, Fifth Third Bancorp has repurchased the preferred stock and the warrant issued to the U.S. Department of Treasury under the TARP Capital Purchase Program.

On April 15, 2011, the Compensation Committee of the Board of Directors approved salary adjustments for its executives consistent with its compensation philosophy and its exit from the TARP Capital Purchase Program. In particular, the Committee approved adjustments that eliminated the use of phantom stock units in the payment of salary and reinstituted eligibility to receive incentive compensation and bonuses including equity-based incentive compensation.

The Committee approved the following compensation adjustments for Fifth Third’s named executive officers:

Name	Old Compensation			New Compensation
	Cash Salary	Phantom Stock Units	Equity-based Long-term Incentive Compensation Target	Cash Salary	Variable Compensation Target	Equity-based Long-term Incentive Compensation Target

Kevin T. Kabat	$1,000,000	$2,144,821	$1,370,179	$1,000,000	$1,500,000	$4,500,000

Daniel T. Poston	$513,147	$436,854	$474,999	$500,000	$500,000	$1,100,000

Greg D. Carmichael	$817,371	$805,129	$811,250	$675,000	$877,500	$1,947,500

Paul L. Reynolds	$583,479	$443,022	$513,249	$550,000	$550,000	$1,000,000

Robert A. Sullivan	$659,434	$375,359	$478,759	$570,000	$450,000	$1,000,000

The Committee is also monitoring the compensation standards contained in various regulations proposed under the Dodd-Frank Act and will make additional modifications as necessary.

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 19, 2011, Fifth Third Bancorp held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following proposals stated in the Proxy Statement dated March 10, 2011, which is incorporated by reference herein.

The proposals voted on and approved or disapproved by the shareholders at the Annual Meeting were as follows:

1.	Election of all of the Board of Directors to serve until the Annual Meeting of Shareholders in 2012.

	Number of Common Shares
	For	Withheld

Darryl F. Allen	661,098,383	31,449,742
Ulysses L. Bridgeman, Jr.	661,120,034	31,428,091
Emerson L. Brumback	650,073,999	42,474,126
James P. Hackett	661,178,896	31,369,229
Gary R. Heminger	650,140,645	42,407,480

Jewell D. Hoover	661,137,994	31,410,131

William M. Isaac	685,362,270	7,185,855

Kevin T. Kabat	659,539,237	33,008,888

Mitchel D. Livingston, Ph.D	649,417,355	43,130,770
Hendrik G. Meijer	649,243,204	43,304,921
John J. Schiff, Jr.	652,559,802	39,988,323
Marsha C. Williams	661,214,485	31,333,640

2.	The appointment of the firm Deloitte & Touche LLP to serve as the independent registered public accounting firm for Fifth Third Bancorp for the year 2011 was approved by a vote of the common shareholders of 761,730,513 for, 19,349,791 against, and 1,002,533 abstain, with no broker non-votes.

3.	The proposal to approve the Fifth Third Bancorp 2011 Incentive Compensation Plan, including the issuance of up to an additional 39,000,000 shares of common stock thereunder was approved by a vote of the common shareholders of 628,965,782 for, 59,837,532 against, and 3,744,791 abstain, with 89,534,732 broker non-votes.

4.	The advisory vote on executive compensation was approved by a vote of the common shareholders of 652,046,484 for, 36,358,005 against, and 4,143,624 abstain, with 89,534,724 broker non-votes.

5.	In the advisory vote to determine whether the shareholder vote on the compensation of executives will occur every 1, 2, or 3 years, every 1 year was approved by a vote of the common shareholders of 567,554,256 for every 1 year, 5,169,768 for every 2 years, 115,252,420 for every 3 years, and 4,571,662 abstain, with 94,106,393 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

April 20, 2011	/s/ PAUL L. REYNOLDS
Paul L. Reynolds
Executive Vice President, Secretary and Chief Administrative Officer